                                  SCHEDULE 14A

                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-12

                              EMERSON ELECTRIC CO.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

         (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         /X/  No fee required.
         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------

         (2)  Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------

         (4)  Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------

         (5)  Total fee paid:

------------------------------------------------------------------------------

         / / Fee paid previously with preliminary materials.
         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

------------------------------------------------------------------------------

         (2)  Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------------

         (3)  Filing Party:

------------------------------------------------------------------------------

         (4)  Date Filed:

                         NOTICE OF ANNUAL MEETING
                              OF STOCKHOLDERS

                              Emerson [logo]

                                                        St. Louis, Missouri
                                                          December 12, 2001

TO THE STOCKHOLDERS OF
  EMERSON ELECTRIC CO.:

    The Annual Meeting of the Stockholders of Emerson Electric Co. will be held at the office of the Company, 8000 West Florissant Avenue, St. Louis, Missouri on Tuesday, February 5, 2002, commencing at 10:00 a.m., at which meeting only holders of the common stock of record at the close of business on November 27, 2001, will be entitled to vote, for the following purposes:

    1. To elect six Directors;

    2. To vote upon a proposal to approve the 2001 Stock Option Plan;

    3. To vote upon the stockholder proposal described in the accompanying proxy statement, if properly presented at the meeting; and

    4. To transact such other and further business, if any, as lawfully may be brought before the meeting.

                                        EMERSON ELECTRIC CO.

                                        By  /s/ Charles F. Knight
                                            Chairman of the Board

/s/ W. W. Withers
Secretary

    EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE BY TELEPHONE OR THE INTERNET, OR EXECUTE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY. A RETURN ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. TELEPHONE AND INTERNET VOTING INFORMATION IS PROVIDED ON YOUR PROXY CARD. SHOULD YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                 IMPORTANT

    PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE MEETING. IF YOU PLAN TO ATTEND IN PERSON AND ARE A STOCKHOLDER OF RECORD, PLEASE CHECK THE BOX ON YOUR PROXY CARD AND BRING THE TEAR-OFF ADMISSION TICKET WITH YOU TO THE MEETING. IF YOUR SHARES ARE HELD BY SOMEONE ELSE (SUCH AS A BROKER) PLEASE BRING WITH YOU A LETTER FROM THAT FIRM OR AN ACCOUNT STATEMENT SHOWING YOU WERE A BENEFICIAL HOLDER ON NOVEMBER 27, 2001.

                           EMERSON ELECTRIC CO.

          8000 WEST FLORISSANT AVENUE, ST. LOUIS, MISSOURI 63136

                              PROXY STATEMENT

      FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 5, 2002

    This proxy statement is furnished to the stockholders of Emerson Electric Co. in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held February 5, 2002, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about December 12, 2001.

    If you have a disability which requires accommodation at the meeting, please call 314-553-2197; requests must be received by January 15, 2002.

    REGISTERED SHAREHOLDERS CAN SIMPLIFY THEIR VOTING AND SAVE THE COMPANY EXPENSE BY CALLING 1-800-840-1208 AND VOTING BY TELEPHONE, OR VOTING BY INTERNET AT HTTP://WWW.EPROXY.COM/EMR/. Telephone and Internet voting information is provided on your proxy card. A Control Number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

    If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. The availability of telephone or Internet voting will depend on that firm's voting processes.

    IF YOU VOTE BY TELEPHONE OR INTERNET, IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD.

    If you do not choose to vote by telephone or Internet, please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted FOR Proposals 1 and 2, AGAINST Proposal 3 and otherwise in the discretion of the proxies. The Company knows of no reason why any of the nominees for Director named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a Director, your proxy (unless designated to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend.

    You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing a later-dated proxy. To revoke a proxy or change your vote by telephone or Internet, you must do so by telephone or Internet (following the directions on your proxy card) by twelve midnight Eastern time on February 4, 2002.

    The close of business on November 27, 2001, has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. As of the record date, there were outstanding and entitled to be voted at such meeting 420,636,930 shares of common stock. The holders of the common stock will be entitled to one vote for each share of common stock held of record on the record date.

    A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2001 accompanies this proxy statement.

    This proxy is solicited by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. The Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $13,000 plus expenses. In addition, solicitation of proxies may be made by telephone or telegram by Directors, officers or regular employees of the Company.

                         I. ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

    The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. Six Directors of the Company are to be elected for terms ending at the Annual Meeting in 2005, or until their respective successors have been elected and have qualified. Messrs. Loynd, Knight, Horton and Farr, previously elected for terms ending in 2002, 2002, 2003 and 2004, respectively, were reclassified by action of the Board of Directors to their present terms. Certain information with respect to the nominees for election as Directors proposed by the Company, as well as the other Directors whose terms of office as Directors will continue after the Annual Meeting, is set forth below.

                                                                                      SHARES OF
                                                                                       EMERSON
                                                                  SERVED AS          COMMON STOCK
              NAME, AGE, PRINCIPAL OCCUPATION                     DIRECTOR           BENEFICIALLY
              OR POSITION, OTHER DIRECTORSHIPS                      SINCE           OWNED(1)(2)(3)
              --------------------------------                    ---------         --------------
NOMINEES FOR TERMS ENDING IN 2005

D. N. Farr, 46..............................................        2000                 278,116
  Chief Executive Officer of Emerson

D. C. Farrell, 68...........................................        1989                  16,950
  Retired Chairman and Chief Executive Officer of The May
     Department Stores Company
  He is also a Director of Ralston Purina Company

W. J. Galvin, 55............................................        2000                 244,318
  Executive Vice President and Chief Financial Officer of
     Emerson

R. B. Horton, 62............................................        1987                   6,312
  Retired Chairman of Railtrack Group PLC
  He is also a Director of PartnerRe Ltd. and Premier
     Farnell plc

C. A. Peters, 46............................................        2000                 163,410
  Senior Executive Vice President of Emerson

J. W. Prueher, 58...........................................        2001(4)                   --
  Retired Admiral, U.S. Navy, and Retired U.S. Ambassador to
     the People's Republic of China
  He is also a Director of Merrill Lynch & Company, Inc.,
     The New York Life Insurance Company and Ford Island
     Development Group LLC

TO CONTINUE IN OFFICE UNTIL 2004

J. G. Berges, 54............................................        1997                 407,455(5)
  President of Emerson
  He is also a Director of PPG Industries, Inc.

C. Fernandez G., 34.........................................        2001(4)                1,000
  Vice Chairman and Chief Executive Officer of Grupo Modelo,
     S. A. de C. V., brewer
  He is also a Director of Anheuser-Busch Companies, Inc.
     and Grupo Televisa, S.A.

C. F. Knight, 65............................................        1972               1,680,850
  Chairman of the Board of Emerson
  He is also a Director of Anheuser-Busch Companies, Inc.,
     BP p.l.c., International Business Machines Corporation,
     Morgan Stanley Dean Witter & Co. and SBC Communications
     Inc.

                                     3


                                                                                      SHARES OF
                                                                                       EMERSON
                                                                  SERVED AS          COMMON STOCK
              NAME, AGE, PRINCIPAL OCCUPATION                     DIRECTOR           BENEFICIALLY
              OR POSITION, OTHER DIRECTORSHIPS                      SINCE           OWNED(1)(2)(3)
              --------------------------------                    ---------         --------------
R. L. Ridgway, 66...........................................        1995                   5,660
  Former Assistant Secretary of State for Europe and Canada
  She is also a Director of The Boeing Company, Minnesota
    Mining and Manufacturing Company, New Perspective Fund,
    Inc. and Sara Lee Corporation

W. M. Van Cleve, 72.........................................        1984                  33,950(5)
  Senior Counsel of Bryan Cave LLP, lawyers

E. E. Whitacre, Jr., 60.....................................        1990                   7,350
  Chairman and Chief Executive Officer of SBC Communications
    Inc., a diversified communications holding company
  He is also a Director of Anheuser-Busch Companies, Inc.,
    Burlington Northern Santa Fe Corporation and The May
    Department Stores Company

TO CONTINUE IN OFFICE UNTIL 2003

L. L. Browning, Jr., 72.....................................        1969                 196,115
  Former Vice Chairman of Emerson

A. A. Busch III, 64.........................................        1985                  28,150
  Chairman of the Board and President of Anheuser-Busch
    Companies, Inc., brewery, container manufacturer and
    theme park operator
  He is also a Director of GenAmerica Corporation and SBC
    Communications Inc.

A. F. Golden, 55............................................        2000                   1,794
  Partner of Davis Polk & Wardwell, lawyers

G. A. Lodge, 69.............................................        1974                  10,950
  President of InnoCal Management, Inc., a venture capital
    management company

V. R. Loucks, Jr., 67.......................................        1979(6)                6,950
  Retired Chairman and Chief Executive Officer of Baxter
    International Inc., Chairman of The Aethena Group LLC
    (private equity fund)
  He is also a Director of Affymetrix, Inc., Anheuser-Busch
    Companies, Inc., GeneSoft, Inc. and The Quaker Oats
    Company

R. B. Loynd, 74.............................................        1987                  12,950
  Chairman of the Executive Committee of Furniture Brands
    International, Inc., manufacturer and marketer of
    furniture products
  He is also a Director of Joy Global Inc.

All Directors and Executive Officers as a Group (21
  persons)..................................................                           3,458,457(7)

-------
(1) Beneficial ownership of Emerson common stock is stated as of September
    15, 2001, except C. Fernandez G., which is as of November 6, 2001. The foregoing table includes all executive officers of the Company named in the Summary Compensation Table except A. E. Suter, who beneficially owned 209,360 shares. Under rules of the Securities and Exchange
    Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Accordingly, except as indicated for Mr.
    Berges and Mr. Galvin in Note 5 below, shares owned separately by spouses are not included. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes below and except as follows: (i) with respect to the following shares, the person named has no investment power: Mr. Knight-160,672; Mr. Farr-140,000; Mr. Berges-140,000;

                                     4

    Mr. Galvin-68,000; Mr. Peters-62,000; Mr. Browning-3,956; Mr. Golden-794; each other non-employee Director-4,550; and all Directors and executive officers as a group-652,922 shares; and (ii) with respect to the following shares the person named has no voting power: Mr. Knight-8,450; Mr. Farr-2,131; Mr. Berges-3,945; Mr. Galvin-5,867; Mr. Peters-2,138; and
    Mr. Suter-4,933.

(2) Includes the following shares which such persons have or will have within 60 days after September 15, 2001 the right to acquire upon the exercise of employee stock options: Mr. Knight-196,000; Mr. Farr-104,328; Mr. Berges-127,824; Mr. Galvin-67,081; Mr. Peters-51,120; and Mr. Suter-53,000.

(3) No person reflected in the table owns more than .5% of the outstanding shares of Emerson common stock.

(4) The Board of Directors appointed Mr. Fernandez as a Director on May 1, 2001 and Admiral Prueher as a Director on October 2, 2001, for terms ending in 2004 and 2002, respectively, or until their successors have been elected and have qualified.

(5) Includes 38,291 shares held by the spouse and/or children of Mr. Berges and 23,526 shares held by the spouse of Mr. Galvin. Includes 13,000 shares held by Mr. Van Cleve as co-trustee of three trusts and a charitable foundation, as to which Mr. Van Cleve shares voting and investment power and disclaims beneficial ownership.

(6) Mr. Loucks previously served as a Director from April 1974 to December
    1975.

(7) Includes 636,916 shares of common stock which executive officers have, or will have within 60 days after September 15, 2001 the right to acquire upon exercise of employee stock options. Shares owned as a group represents .82% of the outstanding common stock of the Company. The shares issuable upon exercise of options were deemed to be outstanding for purposes of calculating the percentage of outstanding shares. The total includes 29,073 shares held in employee accounts under the Company's 401(k) savings plans, as to which employees have investment power only.

    J. A. Frates, whose term of office as a Director expires at the 2002 Annual Meeting, is retiring from the Board and not standing for re-election.

    Each of the nominees and continuing Directors has had the same position or other executive positions with the same employer during the past five years, except as follows:

    * Mr. Farrell retired as Chairman and Chief Executive Officer of The May Department Stores Company in April 1998.

    * Mr. Loucks relinquished the position of Chief Executive Officer of Baxter International Inc. at the end of 1998 and retired as Chairman at the end of 1999.

    * Sir Robert Horton retired as Chairman of Railtrack PLC in July 1999.

    * Admiral Prueher served as Ambassador to the People's Republic of China from November 1999 to May 2001. Prior thereto he served as a lecturer and Senior Advisor to the Stanford-Harvard Preventive Defense Program and a Senior Fellow at the Center for Naval Analysis. Admiral Prueher completed 35 years of service in the United States Navy in May 1999, and was Commander-in-Chief of the U. S. Pacific Command from 1996 until his retirement.

CERTAIN BUSINESS RELATIONSHIPS

    Mr. Van Cleve is a Senior Counsel and former Chairman of the law firm of Bryan Cave LLP, which firm the Company retained in fiscal 2001 and expects to retain in fiscal 2002.

    Mr. Golden is a partner of the law firm of Davis Polk & Wardwell, which firm the Company retained in fiscal 2001 and expects to retain in fiscal 2002.

BOARD OF DIRECTORS AND COMMITTEES

    The members of the Board of Directors are elected to various committees. The standing committees of the Board (and the respective chairmen) are: Executive Committee (Knight), Audit Committee (Busch), Compensation and Human Resources Committee (Loucks), Finance Committee (Horton), Pension Committee (Lodge) and Public Policy Committee (Whitacre). The Compensation and Human Resources Committee acts as a nominating committee and reviews new Director nominees. There were 11 meetings of the Board of Directors during fiscal 2001. All of the Directors attended at least 75% of the meetings of the Board and committees on which they served.

    The functions of the Compensation and Human Resources Committee are to review and approve the salaries of all officers of the Company; review and approve all salaries above a specified level to be paid to non-officer employees and salaries of all division presidents; grant awards under and administer the Company's stock option and incentive shares plans; review and approve all additional compensation plans; determine if necessary when service by officers and Directors with another entity is eligible for indemnification under the Company's Bylaws; monitor the senior management and Director succession plans and review new Director nominees; and authorize Company contributions to benefit plans, and adopt and terminate benefit plans not the prerogative of management. The Committee met five times in fiscal 2001. The members of the Committee are V. R. Loucks, Jr., Chairman, D. C. Farrell, J. A. Frates and E. E. Whitacre, Jr.

    See the "Report of the Compensation and Human Resources Committee of the Board of Directors on Executive Compensation" at page 12 below.

    The functions and membership of the Audit Committee are described under "Report of the Audit Committee" below.

DIRECTOR COMPENSATION

    Directors who are employees of the Company do not receive any compensation for service as Directors. Each non-employee Director is currently paid an annual retainer of $30,000 plus an award of restricted shares of Company common stock with a market value on the date of the award of $60,000 and fees of $1,500 plus expenses for attendance at each Board meeting. Such restricted stock does not vest and cannot be sold until the Director's retirement or earlier death or resignation. Each committee chairman is currently paid an annual retainer of $5,000, and each committee member is paid $1,250 plus expenses for attendance at each committee meeting.

    Directors may elect to defer all or a part of such cash compensation; such deferred amounts are credited with interest quarterly at the prime rate charged by Bank of America, N.A. Directors in the alternative may elect to have deferred fees converted into units equivalent to shares of Emerson common stock, and their accounts are credited with additional units representing dividend equivalents. All deferred fees are payable only in cash.

    In addition, the Company has a Continuing Compensation Plan for Non-Management Directors. Under this plan, a Director who is not an employee of the Company who has served as a Director for at least five years will, after the later of termination of service as a Director or age 72, receive for life a percentage of the annual cash retainer for Directors in effect at the time of termination of service. Such percentage is 50% for five years' service and increases by 10% for each additional year of service to 100% for ten years' or more service. In the event that service as a Director terminates because of death, the benefit will be paid to the surviving spouse for five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's Directors and executive officers are required, pursuant to Section 16(a) of the Securities Exchange Act of 1934, to file statements of beneficial ownership and changes in beneficial ownership of common stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange and to furnish copies of such statements to the Company.

    Based solely on a review of the copies of such statements furnished to the Company and written representations that no other such statements were required, the Company believes that during fiscal year 2001 its Directors and executive officers complied with all such requirements.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is composed of six independent Directors, met four times in fiscal 2001, and operates under a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the impact of non-audit-related services provided to the Company and the matters in the auditors' written disclosures required by Standard No. 1 of the Independence Standards Board.

    The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2001 for filing with the Securities and Exchange Commission. The Committee also evaluated and recommended to the Board the reappointment of the Company's independent auditors for fiscal 2002.

                                          Audit Committee

                                             A. A. Busch III, Chairman
                                             C. Fernandez G.
                                             A. F. Golden
                                             R. B. Loynd
                                             R. L. Ridgway
                                             W. M. Van Cleve

FEES PAID TO KPMG LLP

    The following fees were paid to KPMG LLP, the Company's independent auditors, for services rendered in 2001 ($ in Millions):

Audit Fees..................................................      $ 6.1
Financial Information Systems Design and Implementation
  Fees......................................................          0
All Other Fees..............................................       10.9
                                                                  -----
    Total KPMG LLP Fees.....................................      $17.0
                                                                  =====

    Audit Fees primarily represents amounts expected to be paid for the audit of the Company's annual financial statements, reviews of SEC Forms 10-Q and 10-K and statutory audit requirements at certain non-U.S. locations.

    All Other Fees include amounts paid for non-financial statement audit services, such as tax services, financial due diligence assistance and audits of benefit plans.

                          EXECUTIVE COMPENSATION

    The following information relates to compensation received or earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for each of the last three fiscal years of the Company.

                                            SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION(1)
                                                                       --------------------------------------
                                           ANNUAL COMPENSATION                   AWARDS              PAYOUT
                             ----------------------------------------------------------------------------------------------
                                                                                       SECURITIES    LONG-
                                                             OTHER                     UNDERLYING     TERM         ALL
                                                             ANNUAL      RESTRICTED     OPTIONS/   INCENTIVE      OTHER
         NAME AND            FISCAL                        COMPENSA-       STOCK          SARS        PLAN       COMPEN-
    PRINCIPAL POSITION        YEAR   SALARY($)  BONUS($)   TION($)(2)  AWARD(S)($)(3)     (#)      PAYOUTS($)  SATION($)(4)
    ------------------       ------  ---------  --------   ----------  --------------  ----------  ----------  ------------
D. N. Farr                    2001     700,000    540,000    18,692      6,681,250      100,000        0          32,757
Chief Executive Officer       2000     450,000    600,000        --              0       85,000        0          20,314
and Chief Operating           1999     350,000    350,000        --              0            0        0               0
Officer(5)

C. F. Knight                  2001   1,600,000          0    72,459      5,000,044            0        0         223,646
Chairman of the Board(5)(6)   2000   1,400,000  6,000,000    42,349      3,203,125      100,000        0         130,820
                              1999   1,200,000  3,000,000    71,000      2,371,252            0        0         111,160

J. G. Berges                  2001     700,000    540,000        --      6,013,125      100,000        0          33,236
President(5)                  2000     450,000    600,000        --              0      100,000        0          25,575
                              1999     415,000    535,000        --              0            0        0          23,241

W. J. Galvin                  2001     425,000    430,000        --      1,870,750            0        0          22,932
Executive Vice                2000     400,000    475,000        --              0       85,000        0          21,250
President and Chief           1999     375,000    450,000        --              0            0        0          19,885
Financial Officer(5)

A. E. Suter                   2001     515,000    275,000        --              0            0        0          29,059
Chief Administrative          2000     515,000    575,000        --              0            0        0          29,409
Officer                       1999     515,000    575,000        --              0            0        0          28,541

--------

(1) The Company's stock option plans, incentive shares plans and supplemental executive retirement and savings investment plans generally provide for acceleration of vesting in the event of a change in control of the Company.

(2) Consistent with applicable regulations, certain non-cash compensation need not be reported.

(3) The number of shares of restricted stock held by the named executive officers at the end of fiscal 2001, and the aggregate value of such shares, are as follows: D. N. Farr, 140,000 shares having a value of $6,588,400; C. F. Knight, 160,672 shares having a value of $7,561,224;
    J. G. Berges, 140,000 shares having a value of $6,588,400; and
    W. J. Galvin, 68,000 shares having a value of $3,200,080. The Company pays dividends on restricted stock. All restricted stock awards have a restriction period and are earned over a period of three to ten years and vest at the end of such period; the shares are payable only if the executive is employed with the Company and in good standing at the end of the restriction period. The amounts shown in the table represent the dollar value based on the stock price per share at award date and do not reflect any payment to the individual.

(4) Includes for fiscal 2001: (a) the value of the benefit to the named individuals of the remainder of premiums paid by the Company on behalf of the named individuals pursuant to the Company's "split dollar" insurance program in the following amounts: D. N. Farr-$257;
    C. F. Knight-$33,646; J. G. Berges-$736; W. J. Galvin-$432; and
    A. E. Suter-$1,809; and (b) contributions by the Company on behalf of the named individuals to the Company's matched savings plan in the following amounts: D. N. Farr-$32,500; C. F. Knight-$190,000;
    J. G. Berges-$32,500; W. J. Galvin-$22,500; and A. E. Suter-$27,250.

                                     8

(5) Mr. Knight was the Company's Chief Executive Officer until October 11, 2000. Mr. Farr was the Company's Senior Executive Vice President and Chief Operating Officer until October 11, 2000, when he was elected
    Chief Executive Officer. He relinquished the position of Chief Operating Officer effective November 1, 2001. Mr. Berges was a Vice Chairman until May 1999 when he was named to his present position. Mr. Galvin was Senior Vice President-Finance and Chief Financial Officer until February 4,
    2000 when he was named to his present position.

(6) Mr. Knight has an employment agreement, which has a term expiring on September 30, 2007 which provides a minimum annual compensation of $900,000 during the term. The agreement also provides for his continued participation in the Company's incentive and benefit plans for the balance of the term, vesting in the event of his death, disability or retirement, and reimbursement for any excise taxes incurred on any payments or benefits received under the agreement. Under the terms of the agreement, after normal retirement from the Board of Directors Mr. Knight will be available at management's request to consult with the Company up to 30 days per year, for a period of not less than 15 years and will be compensated with a daily consulting fee based on his daily salary rate at the time of his retirement. He will also continue to have access to Company facilities and services, including the Company's aircraft, car, driver, financial planning and club memberships if he meets certain conditions including not competing with the Company.

                                  OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS(1)
                          ----------------------------------------------------       POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF      % OF TOTAL                                    ASSUMED ANNUAL RATES OF
                           SECURITIES    OPTIONS/SARS                                STOCK PRICE APPRECIATION FOR
                           UNDERLYING     GRANTED TO   EXERCISE OR                          OPTION TERM(2)
                          OPTIONS/SARS   EMPLOYEES IN  BASE PRICE   EXPIRATION  ---------------------------------------
          NAME            GRANTED (#)    FISCAL YEAR     ($/SH)        DATE     0% ($)        5% ($)          10% ($)
          ----            ------------   ------------  -----------  ----------  ------        ------          -------
D. N. Farr................  100,000        22.1631       66.8125     10/02/10     0         4,201,802       10,648,192

C. F. Knight..............        0          n/a           n/a         n/a       n/a           n/a              n/a

J. G. Berges..............  100,000        22.1631       66.8125     10/02/10     0         4,201,802       10,648,192

W. J. Galvin..............        0          n/a           n/a         n/a       n/a           n/a              n/a

A. E. Suter...............        0          n/a           n/a         n/a       n/a           n/a              n/a

All Optionees(3)(4).......  451,200         100.0         67.27      various      0         19 million      48 million

All Stockholders..........      n/a          n/a           n/a         n/a        0         12 billion      31 billion

Optionees' Gain as % of
  All Stockholders' Gain..      n/a          n/a           n/a         n/a       n/a        less than        less than
                                                                                                1%              1%

-------

(1) Options were granted at 100% of the market price on the date of grant. Options become exercisable one-third after one year from the date of grant, an additional one-third after two years from the date of grant, and are exercisable in full after three years from the date of grant.

(2) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Potential realizable value for all stockholders is based on 419.6 million shares outstanding at October 1, 2001 and a per share price of $47.06.

(3) Based on total number of options awarded in fiscal year 2001.

(4) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent stock price appreciation will result in zero dollars for the optionee.

                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                          AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                     OPTIONS AT FY-END(#)             AT FY-END($)(1)
                              SHARES ACQUIRED        VALUE        ---------------------------   ---------------------------
          NAME                ON EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----                ---------------   ---------------   -----------   -------------   -----------   -------------
D. N. Farr..............               0                  0          42,662        173,334         226,798       259,125

C. F. Knight............               0                  0         162,667        100,000       1,243,354       518,250

J. G. Berges............               0                  0          61,158        183,334         363,255       259,125

W. J. Galvin............          11,680            531,074          38,748         73,334          81,111       259,125

A. E. Suter.............               0                  0          53,000              0         621,677             0

-------

(1) The values represent the difference between the exercise price of the options and the market price of the Company's common stock on the date of exercise and at fiscal year-end, respectively.

                         LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

                                                                                             ESTIMATED FUTURE
                                                                                               PAYOUTS UNDER
                                                                                                 NON-STOCK
                                                                        PERFORMANCE OR       PRICE-BASED PLANS
                                                       NUMBER OF         OTHER PERIOD
                                                      PERFORMANCE      UNTIL MATURATION       TARGET/MAXIMUM
                      NAME                             UNITS(1)           OR PAYOUT          (# OF SHARES)(2)
                      ----                            -----------      ----------------      -----------------
D. N. Farr......................................        60,000            2002-2005               60,000

C. F. Knight....................................             0               n/a                    n/a

J. G. Berges....................................        60,000            2002-2005               60,000

W. J. Galvin....................................        27,000            2002-2005               27,000

A. E. Suter.....................................             0               n/a                    n/a

-------

(1) Awards were made under the 1997 Incentive Shares Plan for the achievement of financial targets over a four-year period ending September 30, 2005. Financial targets were set for the four-year performance period at the beginning of the period with the payout of awards determined by the financial results versus the targets at the end of the four-year performance period. The principal financial measure adopted by the Compensation and Human Resources Committee for the current four-year performance period is growth in earnings per share. In addition, to ensure that the payout of the awards is consistent with the financial objectives of the Company, the Committee also considers the following: profitability, return on equity, asset management and consistent financial performance over the performance period. The award of units represents the right to receive an equivalent number of shares of the Company's common stock if the performance objectives are achieved.

(2) The maximum number of shares that can be earned under this award is shown in the table. To the extent that the objectives are not fully achieved, the number of units earned may range from 0% to 100% as determined by the Committee.

                            PENSION PLAN TABLE

    The following table shows the annual benefits payable upon retirement at age 65 for various compensation and years of service combinations under the Emerson Electric Co. Retirement Plan and a related supplemental executive retirement plan.

                                                         ANNUAL RETIREMENT BENEFIT AT AGE 65 AFTER
                                       ------------------------------------------------------------------------------
AVERAGE ANNUAL                          10 YEARS         15 YEARS         20 YEARS         25 YEARS         35 YEARS
COMPENSATION                           OF SERVICE       OF SERVICE       OF SERVICE       OF SERVICE       OF SERVICE
--------------                         ----------       ----------       ----------       ----------       ----------
$  600,000.......................      $   88,139       $  132,209       $  176,279       $  220,349       $  308,488

   800,000.......................         118,139          177,209          236,279          295,349          413,488

 1,000,000.......................         148,139          222,209          296,279          370,349          518,488

 1,200,000.......................         178,139          267,209          356,279          445,349          623,488

 1,400,000.......................         208,139          312,209          416,279          520,349          728,488

 1,600,000.......................         233,139          357,209          476,279          595,349          833,488

 1,800,000.......................         268,139          402,209          536,279          670,349          938,488

 2,000,000.......................         298,139          447,209          596,279          745,349        1,043,488

    Retirement benefits under the plans are computed on the basis of an annuity with five years certain, unless the participant elects another method of payment. The benefit amounts in the Pension Plan Table above have already been adjusted for Social Security (or any other benefits). The dollar amounts in the salary and bonus columns of the Summary Compensation Table above are substantially the same as the compensation covered by the plans, but deferred bonuses may cause such amounts to vary from the amounts shown in the Summary Compensation Table.

    The credited years of service covered by the plans for each of the persons named in the Summary Compensation Table above are as follows: D. N. Farr, 21; C. F. Knight, 29; J. G. Berges, 26; W. J. Galvin, 29; and A. E. Suter, 22. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires.

    The benefits of certain employees may be reduced under the Emerson Electric Co. Retirement Plan to meet the limits of the Internal Revenue Code. An employee who is subject to a reduction of benefits under the Internal Revenue Code may be selected to participate in the supplemental executive retirement plan. Participation in the supplemental plan is by award, subject to the sole approval by the Compensation and Human Resources Committee. All of the officers listed above have been selected to participate in the supplemental plan. The estimated annual retirement benefits payable upon retirement at age 65 (age 66 for A. E. Suter) to
D. N. Farr, J. G. Berges, W. J. Galvin and A. E. Suter are 55%, 56%, 51% and 49%, respectively, of the dollar amounts shown in the salary and bonus columns of the Summary Compensation Table for fiscal 2001. The estimated annual retirement benefit payable to C. F. Knight is 40% of such amount shown in the Table for fiscal 2000. A. E. Suter, age 66, retired on November 1, 2001 and began receiving his retirement benefits.

         REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
            OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation and Human Resources Committee of the Board of Directors (the "Committee"), composed of four non-employee Directors, establishes and administers the executive compensation program for the Company's top executives. The program supports the Company's commitment to enhancing stockholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company, and to accomplish the Company's short- and long-term objectives. The executive compensation package has uniquely served the Company's stockholders since 1977 by rewarding and motivating executives for the accomplishment of the Company's objectives. The executive compensation program is a focused, well-defined management tool that reinforces the Company's culture and commitment to stockholders.

    The Committee has historically viewed compensation as a total package that includes base salary and variable short- and long-term (performance-based) compensation. The total program is structured to deliver a significant percentage of pay through at-risk pay programs which reward executives if the performance of the Company warrants. Basic principles underlying the pay programs are the following:

    * Maximize stockholder value.

    * Retain, reward and motivate key executives.

    * Compensate for performance rather than create a sense of entitlement.

    * Reward team results.

    * Build executive stock ownership.

COMPONENTS OF EXECUTIVE COMPENSATION

    To determine the competitive level of total compensation (including total annual cash and long-term incentives), the Committee sets the total pay target in a competitive compensation range as benchmarked against published survey data and data derived through special studies of comparable industries, including those shown in the peer group performance graph.

    TOTAL ANNUAL CASH COMPENSATION: Cash compensation consists of base salary and annual cash incentives (bonuses), with the sum of the two referred to as "Total Cash Compensation." Currently, approximately 1,200 key executives participate in the Total Cash Compensation program. A Total Cash Compensation target, including base salary and incentive, is established for each executive officer position using benchmark survey comparisons. Annual increases, if any, are based on individual merit and Company affordability. The annual incentive opportunity represents from 25% to 70% of Total Cash Compensation. Payment of the annual cash incentive portion is based on the financial performance of the Company versus pre-established targets. The Committee annually establishes and approves short-term financial targets which are important to the Company and its stockholders. Typical targets include sales, earnings per share, pre-tax earnings and net profits, return on equity, and asset management. To a lesser degree, individual performance and potential can be a factor. The relative importance of each target is determined each year by the Committee, and may vary depending upon the Company's financial objectives for that year.

    LONG-TERM COMPENSATION INCENTIVES: Long-term incentive awards, consisting of performance shares, stock options and restricted stock, are a substantial portion of the total compensation packages of certain key senior executives and are specifically focused on the Company's longer-term objectives. Long-term programs are paid in stock. The Company's continuing philosophy is that executives are expected to hold the stock earned under the programs. The value of current executive stock holdings is significant, in absolute terms and in relation to base pay, though the Company does not establish specific ownership targets. Long-term plan participation and size of awards are determined by the individual's potential to make significant contributions to the Company's financial results, level of management responsibility and individual performance and potential.

    PERFORMANCE SHARES: The performance shares plan reinforces the Company's long-term objectives and rewards executives for achieving those objectives. The Company has had continuing performance shares programs since 1977. Participation in this program is limited, and only executives who can most directly influence the Company's long-term financial success are included. Awards are denominated in share units with no dividend payments during the performance period. The Committee approves the performance measures and evaluates the performance of the Company against those measures. Historically, the Company's plans have targeted earnings per share growth objectives and other financial measures deemed appropriate to accomplish the Company's performance targets. The final payout (paid in stock) can range from 0% to 100% of the target award, depending upon the level of achievement of the established financial targets.

    STOCK OPTIONS: The stock option plan provides the long-term focus for a larger group of key employees. Currently, approximately 2,500 key employees are eligible to be considered for participation in the stock option program. Awards are intended to be made approximately every two years and are generally vested one-third each year. Options are granted at 100% of the fair market value of the Company's common stock on the date of grant and expire ten years from the date of grant.

    RESTRICTED STOCK: The restricted stock program was designed primarily to retain key executives and potential top management of the Company while building stock ownership, long-term equity and linking pay directly with stockholder return. Participation has been highly selective and limited to a very small group of executives. The Committee views this program as an important management succession planning and retention tool. The restriction period for most awards is ten years.

    The Company's incentive compensation programs are designed to reward executives for achievement of the Company's performance objectives. The plans, as approved by stockholders, are designed to comply with Internal Revenue Code Section 162(m) to ensure tax deductibility. The Committee considers it important to retain the flexibility to design compensation programs that are in the best interest of the Company and the stockholders.

CEO COMPENSATION

    In October 2000, the Board of Directors named David N. Farr Chief Executive Officer and a Director of Emerson replacing Charles F. Knight who served as Chief Executive Officer for 27 years. In reviewing Mr. Farr's first year as Chief Executive Officer, the Committee recognizes that it was a year of unprecedented economic and market change and volatility. Mr. Farr in his new role as Chief Executive Officer provided strong leadership in a difficult year, and continued the repositioning of the Company for future growth. Further, in establishing Mr. Farr's compensation for 2001 the Committee cited the Company's competitive environment; the complexity of leading Emerson with its global position, breadth and depth of product, service and solution offerings, and engineering and technology leadership; and Mr. Farr's overall performance and commitment to baseline growth, global expansion and technological innovation.

    For fiscal year 2001, in recognition of his performance as Chief Executive Officer of the Company, Mr. Farr received a base salary of $700,000 and was awarded a bonus of $540,000, down 10.0% from fiscal year 2000, which is consistent with the Company's fiscal year 2001 results.

                                     Compensation and Human Resources Committee

                                       V. R. Loucks, Jr., Chairman
                                       D. C. Farrell
                                       J. A. Frates
                                       E. E. Whitacre, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The functions and members of the Compensation and Human Resources Committee are set forth above under "Board of Directors and Committees." None of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company except J. A. Frates, who served as a Director of the Company during the last fiscal year, was Chief Executive Officer of Ridge Tool Company when it was acquired by the Company in 1966 and for approximately two years thereafter.

    C. F. Knight, a Director and executive officer of the Company, served as a Director of SBC Communications Inc. during the last fiscal year; and
E. E. Whitacre, Jr., a Director and executive officer of SBC Communications Inc., served as a Director and member of the Compensation and Human Resources Committee of the Company. A. E. Suter, an executive officer of the Company during the last fiscal year, and a Director of the Company during a portion of the last fiscal year, served as a Director and Chairman of the Executive Compensation and Stock Option Committee of Furniture Brands International Inc. during the last fiscal year; and R. B. Loynd, a Director of the Company, served as Chairman of the Executive Committee of Furniture Brands International Inc.

                             PERFORMANCE GRAPH

    The following graph compares cumulative total returns (assuming reinvestment of dividends) on the Company's common stock against the Standard & Poor's Composite 500 Stock Index (S&P 500) and the Dow Jones Electrical Components and Equipment Index (DJEE) for the five-year period ended September 30, 2001 and the Compound Annual Growth Rate (CAGR).

                                  [GRAPH]

                             1996  1997  1998  1999  2000  2001  CAGR
                             ----  ----  ----  ----  ----  ----  ----
                    EMERSON  $100  $131  $144  $149  $162  $116    3.1%
                    S&P 500   100   141   153   196   222   163   10.2
                    DJEE      100   133   113   168   198    78   -5.0

            II. PROPOSAL TO APPROVE THE 2001 STOCK OPTION PLAN

    The proposed 2001 Stock Option Plan is intended to be a successor to the Company's 1998 Stock Option Plan, and the 2001 Plan is generally similar to the 1998 Plan previously approved by the Company's stockholders. The primary purposes of the 2001 Plan are to support the achievement of the Company's business objectives by providing stock-based incentives which focus participants on the Company's longer-term objectives and specifically link participants' interests to stockholder interests. Awards under the 2001 Plan are designed to retain, reward and motivate participants to contribute to the Company's continued success and to encourage their ownership of the Company's stock. The Board approved the 2001 Plan on November 6, 2001, subject to approval by the stockholders of the Company within 12 months of such date.

    As of the date of the 2002 Annual Meeting, it is anticipated that options to purchase approximately 11 million shares of common stock will be outstanding under the other option plans of the Company and its subsidiaries, and only 300,000 shares will be available for the grant of additional options under those plans. Accordingly, the Board believes that additional shares should be made available for the grant of options.

    The following is a summary of certain provisions of the 2001 Plan, which is qualified by reference to the complete text of the 2001 Plan set forth in Appendix A to this proxy statement.

    Subject to adjustment as described below, the 2001 Plan authorizes the Compensation and Human Resources Committee to grant, over a ten-year period, options to purchase up to a maximum of 10 million shares of common stock of the Company, and for the granting to optionees of alternative stock appreciation rights ("SARs") with respect to all or any part of the number of shares covered by unexercised options. In addition, SARs may be granted independently of options. If any option expires, or is terminated without having been exercised in full or is forfeited or canceled or is settled in cash, the shares subject to such option will again be available for the grant of options under the 2001 Plan. Any shares used as full or partial payment by an optionee upon exercise of an option will also be available for the purposes of the 2001 Plan. In addition, any shares withheld for tax obligations will not be deemed to have been delivered under the Plan, and any shares that are repurchased by the Company may be added to the aggregate number of shares available under the Plan so long as the aggregate price paid for such shares does not exceed the cumulative amount received in cash by the Company for the exercise of options or issuance of awards granted under the Plan.

    The 2001 Plan is administered by the Committee, which is appointed by the Board of Directors from those of its members who are non-employees of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The Committee determines the individuals to whom, and the time or times at which, options and SARs are granted and the number of shares subject to each option or SAR. The Committee has plenary authority to interpret the 2001 Plan, to determine the terms and provisions of each option and SAR agreement (which need not be identical) and to make all other determinations in the administration of the 2001 Plan. The Committee may delegate to the Chief Executive Officer of the Company the authority to grant options to individuals who are not subject to the requirements of
Section 16(a) of the Exchange Act (i.e., those who are not executive officers or directors of the Company). The Committee shall have the authority to appoint a subcommittee whose members qualify as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended and the regulations thereunder to administer awards under the 2001 Plan to the extent required to meet the requirements of Section 162(m) of the Code and the regulations thereunder.

    Key employees of the Company, its subsidiaries, or any other entity in which the Company has a significant equity or other interest, as determined by the Committee ("affiliates"), are eligible to receive awards under the 2001 Plan. The 2001 Plan also authorizes the Committee to make awards to outside Directors of the Company. The Committee is not currently contemplating granting awards to outside Directors at this time, but may do so at a future date. There are approximately 2,500 key employees currently eligible to participate in the 2001 Plan, including the executives named in the Summary Compensation Table.

    Options approved by the Committee may be in the form of "incentive stock options" consistent with Section 422 of the Code, non-qualified stock options which do not meet the criteria of Section 422, or a combination thereof. The number of shares available for the grant of incentive stock options may not exceed 10 million shares. No individual may be granted an award covering more than 500,000 shares in any one year; provided, that the Chief Executive Officer of the Company may be awarded two times that amount in any year.

    The purchase price under each option may not be less than 100% of the fair market value of the common stock at the time of grant. The purchase price is to be paid in cash or, in the discretion of the Committee, in common stock of the Company with an equivalent market value or in a combination of cash and common stock. The optionee may effect a "cashless exercise" of an option in lieu of directly paying the option price in cash or common stock, provided that such "cashless exercise" is facilitated through a third party, other than the Company, in accordance with the rules and procedures adopted by the Committee.

    The maximum aggregate fair market value (determined at the time an option is granted) of common stock with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) may not exceed the amount specified in Section 422(d) of the Code (currently $100,000). Options which are exercisable in excess of this limit generally will not qualify as incentive stock options.

    The Committee, in its discretion, may grant under the 2001 Plan, SARs for any number of shares. In addition, the Committee may grant to an optionee an alternative SAR for all or any part of the number of shares covered by the optionee's options. Any subsequent exercise of options by the holder who also holds an alternative SAR will reduce the alternative SAR by the same number of shares as to which the options are exercised. Any exercise of the alternative SAR will reduce the holder's options by the same number of shares as to which the SAR is exercised. The Committee may later grant to the holder of options that are not incentive stock options an alternative SAR covering all or a portion of such shares, provided, however, that the aggregate amount of shares covered under an alternative SAR held by an option holder may not exceed the total number of shares covered by such holder's unexercised options. Upon exercise, the SAR award amount will be paid either in cash, in common stock of the Company, or any combination of cash and stock as the Committee may determine. The SAR award amount is the excess of the per share market price of the Company's common stock on the date of exercise over the per share market price of the Company's common stock on the date the SAR was granted, multiplied by the number of shares as to which the SAR is exercised.

    The term of each option will be not more than 10 years from the date of grant. Subject to limitations set out in the next paragraph, options will be exercisable at such time or times as the Committee in each instance approves, which need not be uniform for all options. In the event of a "Change of Control," all options shall become fully exercisable. A "Change of Control" means: (1) the purchase or other acquisition (other than from the Company) by a person, entity or group of 20% or more of the Company's voting securities; (2) the persons who constitute the Board of Directors as of the date of adoption of the 2001 Plan ("Incumbent Board Members") and persons who subsequently become members of the Board with the approval of a majority of Incumbent Board Members and other members so approved, cease to constitute a majority of the Board; or (3) approval by the stockholders of the Company of (a) a reorganization, merger or consolidation pursuant to which the persons who were stockholders of the Company prior thereto do not thereafter own more than 50% of the voting power of the Company; (b) a liquidation or dissolution of the Company; or (c) a sale of all or substantially all of the assets of the Company.

    Options and SARs are not transferable otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. The Committee, however, in its absolute discretion, may permit an optionee to make certain transfers of non-qualified stock options. An option or SAR must be exercised prior to the termination of employment or service as an outside director of the Company, except as follows: (a) if employment of an optionee (other than an outside director) is terminated with the approval of the optionee's employer, the Committee in its discretion may permit the option or SAR to be exercised, to the extent it was exercisable at the date of termination, within three months after such termination but not after ten years of the granting thereof; (b) if a subsidiary or affiliate of the Company is divested, all outstanding options held by an optionee employed by such divested subsidiary or affiliate may be exercised by such optionee at any time within three (3) months after such divestiture, but not after ten (10) years from the date on which such options were granted; (c) if employment of an optionee or service as an outside director is terminated on account of retirement (as determined by the Committee), the option or SAR shall be fully exercisable at any time within five years after such termination but not after ten years of the granting thereof; (d) if employment or service is terminated on account of disability (as determined by the Committee), the option or SAR may be exercised, to the extent it was exercisable at the date of termination, within one year after such termination but not after ten years of the granting thereof; (e) in the event of death of the optionee while employed by the Company or one of its subsidiaries or affiliates or serving as an outside director of the Company the option or SAR shall be fully exercisable within one year after the date of death but not

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after ten years of the granting thereof, and (f) in the event of death of the optionee within three months after termination of employment or service (or one year in the case of termination due to disability or five years in the case of termination due to retirement), the option or SAR may be exercised, to the extent it was exercisable at the date of death, within one year after the date of death but not after ten years of the granting thereof.

    The number of shares subject to options and SARs, and the option prices and SAR exercise amounts, will be appropriately adjusted in the event of changes in the outstanding common stock by reason of stock dividends, recapitalizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of shares and the like. The Board of Directors may at any time terminate or modify the 2001 Plan, except that without further approval of the stockholders it may not make any modifications which by law require such approval. The 2001 Plan will terminate on November 5, 2011, ten years after the date on which it is initially approved and adopted by the Board. Options and SARs outstanding at the termination of the 2001 Plan will not be affected by such termination.

    No determination has been made with respect to persons who may be granted options under the 2001 Plan. The last sales price of the common stock of the Company on the New York Stock Exchange on November 20, 2001 was $52.90 per share.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. An optionee does not realize income on the grant of an incentive stock option. If an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the optionee will not realize any income by reason of the exercise and neither the Company nor its subsidiaries will be allowed a deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount of cash paid upon exercise. (See the discussion below for the tax consequences of the exercise of an option with stock already owned by the optionee.) Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, the gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee's basis in the shares. If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company or one of its subsidiaries will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on disposition of such shares over the fair market value of the shares on the date of exercise will be long- or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

    If an optionee disposes of such shares for less than his or her basis in the shares, the difference between the amount realized and such basis will be a long- or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition. The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is treated as a tax preference item (the "Incentive Stock Option Preference") unless the optionee makes an Early Disposition of such stock. See "Taxation of Preference Items" below.

    NON-QUALIFIED STOCK OPTIONS. Non-qualified stock options do not receive the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he or she recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of cash paid for the stock.

    The excess of the fair market value of the stock on the date of exercise of a non-qualified stock option over the exercise price is not treated as an item of "tax preference" as such term is used in the Code.

    PAYMENT IN SHARES. If the optionee exercises an option and surrenders stock already owned by him or her ("Old Shares"), the following rules apply:

        1. To the extent the number of shares acquired ("New Shares") exceeds the number of Old Shares exchanged, the optionee will recognize ordinary income on the receipt of such additional shares (provided the

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    option is not an incentive stock option) in an amount equal to the fair market value of such additional shares less any cash paid for them and the Company or one of its subsidiaries will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the fair market value of such shares (or, in the case of an incentive stock option, the cash, if any, paid for additional shares) on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

        2. Except as provided below, to the extent the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, the basis of the New Shares received will be equal to the basis of the Old Shares surrendered, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered. However, if the optionee exercises an incentive stock option by surrendering Old Shares which were acquired through the exercise of an incentive stock option and if the surrender occurs prior to the expiration of the holding period applicable to incentive stock options, the surrender will be deemed to be an Early Disposition of the Old Shares. The federal income tax consequences of an Early Disposition are discussed above.

        3. If the Old Shares surrendered were acquired by the optionee by exercise of an incentive stock option, then the exchange will not constitute an Early Disposition of the Old Shares unless the option being exercised is an incentive stock option and the holding period applicable to an incentive stock option has not been met at the time of the surrender.

    STOCK APPRECIATION RIGHTS. Although the recipient of an SAR does not recognize income at the time the right is granted, in the year the right is exercised he or she recognizes income in an amount equal to the cash and the fair market value of the property received. The Company or one of its subsidiaries will be entitled to deduct as compensation an amount equal to the income recognized by the recipient, and such deduction shall be claimed in the Company's taxable year in which the award becomes payable to the recipient.

    The Company or one of its subsidiaries is entitled to deduct as compensation the amount included in the recipient's gross income as a result of the payment of the award in stock only in its taxable year in which or with which ends the taxable year of the recipient in which he or she recognizes gross income. If an SAR is paid in stock, the recipient's basis will be equal to the fair market value of the stock when received, and the holding period will begin on that date.

    TAXATION OF LONG-TERM CAPITAL GAINS. For capital assets held for more than 12 months, the maximum rate of tax on net capital gains is 20%. A 10% rate applies to taxpayers in the 15% ordinary income tax bracket. For holding periods beginning after December 31, 2000, gains on capital assets held for more than five years are subject to a reduced rate. The 20% and 10% rates discussed above are reduced to 18% and 8% respectively in such case.

    TAXATION OF PREFERENCE ITEMS. Section 55 of the Internal Revenue Code imposes an Alternative Minimum Tax equal to the excess, if any, of (1) 26% of the optionee's "alternative minimum taxable income" up to $175,000 ($87,500 in the case of married taxpayers filing separately) and 28% of Alternative minimum taxable income in excess of $175,000 ($87,500 in the case of married taxpayers filing separately) over (2) his or her "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Incentive Stock Option Preference and any other items of tax preference to his or her adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly ($49,000 for taxable years 2001-2004) and $22,500 for married taxpayers filing separately ($24,500 for taxable years 2001-2004). The foregoing is a summary of the federal income tax consequences to the participants in the Plan and to the Company, based upon current income tax laws, regulations and rulings.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF
                                                         ---
THE 2001 PLAN.

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             III. STOCKHOLDERS' PROPOSAL ON SEXUAL ORIENTATION

    Three stockholders have informed the Company that they intend to present jointly the following proposal at the meeting:

                         Sexual Orientation Policy

    WHEREAS: our Company has pledged its commitment to principles of non-discrimination, but has not in its company-wide, written equal employment opportunity policy explicitly barred discrimination based on sexual orientation;

    WHEREAS: employment discrimination and the denial of equal benefits on the basis of sexual orientation diminishes employee morale and productivity;

    WHEREAS: a National Gay and Lesbian Task Force study revealed that between 16% and 44% of gay men and lesbians in twenty cities nationwide have experienced some form of workplace harassment or discrimination related to their sexual orientation;

    WHEREAS: San Francisco, Atlanta and New York have adopted and other jurisdictions are considering adopting legislation restricting business with companies which do not guarantee equal treatment for lesbian and gay employees;

    WHEREAS: our Company has operations in and makes sales to public institutions in states and cities, which prohibit discrimination on the basis of sexual orientation;

    WHEREAS: our Company has an interest in preventing discrimination and resolving complaints internally to avoid costly litigation or damage to our reputation as an equal opportunity employer;

    WHEREAS: hundreds of major corporations have adopted sexual orientation non-discrimination policies including General Electric, General Motors, Ford, Chrysler, Boeing, and Coca-Cola, leaving our Company behind;

    WHEREAS: national polls have consistently found more than three-quarters of Americans support equal rights in the workplace for gay men, lesbians and bisexuals;

    RESOLVED: The Shareholders request the Board of Directors to amend Emerson's company-wide written equal employment opportunity policy to bar discrimination on the basis of sexual orientation.

    SUPPORTING STATEMENT: Sexual orientation discrimination is a morally wrong and self-defeating business practice. By adopting and implementing a clear and equitable policy, our Company will ensure a respectful and supportive atmosphere for all employees and enhance its competitive edge by joining the growing ranks of major companies guaranteeing equal opportunity for all employees.

    The Company will provide to stockholders the names and addresses of the proponents and the number of shares of Emerson common stock held by them promptly upon receiving an oral or written request therefor.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.
                                             -------

    A similar proposal was submitted at the Company's annual meeting in 2001 and more than 87% of the votes cast on the proposal by stockholders were voted AGAINST the proposal.

    The Board believes the current policies and practices achieve the objectives of this proposal and that implementation of this proposal is unnecessary. In fact, after meetings between the proponents and the Company and in a letter dated August 10, 2001 from the proponents to each Company Director, the proponents acknowledged that the Company takes affirmative action to prevent discrimination based on sexual orientation by stating in the letter, "[We] were happy to learn, for example, that Emerson includes sexual orientation in its company-wide diversity training program. This represents an important commitment to equality." This supports the Board position that the action recommended by the proponent is unnecessary. However, the proponents continued in their letter that ". . .we believe that a legitimate commitment to nondiscrimination must begin with a formal written statement. . ."

    The Company believes that its written equal employment opportunity policy should only enumerate the types of discrimination that are prohibited by U.S. law in order to highlight that these particular types of discrimination are illegal under federal law. This does not mean that the Company does not share the proponents' interest in preventing

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discrimination based on sexual orientation. The Company fully shares the proponents' interests and does take affirmative action to prevent such discrimination. The Board believes that adding additional special categories to the Company's written policy which are not prohibited by federal law is unnecessary and adding numerous additional special categories to the Company's written policy dilutes the Company's overall policy that discrimination in any form is prohibited.

    The Company has an all-inclusive global policy so that there can be no doubt among employees, supervisors or contractors worldwide that any form of discrimination is prohibited. The Company maintains one consistent global policy, which makes management's expectations clear. The Company's communication, training and monitoring programs are continuously upgraded to prevent discrimination of all kinds. For example, each of the Company's human resources managers receives extensive training on acceptable employment policies and practices, including the Company's policy that employment actions be based only on merit. Each human resources manager is specifically informed that the Company prohibits discrimination for any reason. In addition, the Company's prohibition against discrimination is discussed during the periodic conferences conducted for its human resources staff.

    Finally, the Company has received no indication from its employees that discrimination on the basis of sexual orientation occurs at the Company, nor has the Company received notice from any of its customers or suppliers that the Company's employment policies or practices jeopardize its relationships with those customers and suppliers.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
                                                                -------
THIS PROPOSAL.

                                IV. VOTING

    Shares may be represented by proxy at the meeting by completing and returning the proxy card or voting by telephone or by Internet. The affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the 2002 Annual Meeting is required to elect Directors, to approve the 2001 Stock Option Plan, to approve the stockholder proposal and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked or voted "withhold authority" with respect to the election of any one or more nominees for election as Directors, proxies which are marked or voted "abstain" on the proposal to approve the 2001 Stock Option Plan, and the stockholder proposal, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against approval of the 2001 Stock Option Plan, against the stockholder proposal, and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, except proxies which are marked to deny discretionary authority.

                          V. INDEPENDENT AUDITORS

    KPMG LLP was the auditor for the fiscal year ended September 30, 2001, and the Board of Directors, upon recommendation of the Audit Committee, has selected it as auditor for the year ending September 30, 2002. A representative of KPMG LLP will be present at the meeting with the opportunity to make a statement and/or respond to appropriate questions from stockholders.

                         VI. STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 2003 Annual Meeting scheduled to be held on February 4, 2003, must be received by the Company by August 14, 2002 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

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    In order for a stockholder to nominate a candidate for Director, under the Company's Bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 90 nor more than 120 days before the meeting, i.e., between October 7 and November 6, 2002 for the 2003 Annual Meeting (but if the Company gives less than 100 days' (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made). The stockholder filing the notice of nomination must describe various matters regarding the nominee, including, but not limited to, such information as name, address, occupation and shares held.

    In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

    In each case the notice must be given to the Secretary of the Company, whose address is 8000 West Florissant Avenue, P.O. Box 4100, St. Louis, Missouri 63136. Any stockholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the amended Bylaws will be filed as an exhibit to the Company's Annual Report on Form 10-K for the 2001 fiscal year and will be a available at the Securities and Exchange Commission Internet site (http://www.sec.gov).

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                                                                 APPENDIX A

                           EMERSON ELECTRIC CO.
                          2001 STOCK OPTION PLAN

    1. PURPOSE OF THE PLAN. The Emerson Electric Co. 2001 Stock Option Plan (the "Plan") is intended as an incentive to, and to encourage ownership of the stock of Emerson Electric Co. ("Company") by key employees of the Company, its subsidiaries, or any other entity in which the Company has a significant equity or other interest as determined by the Committee (such other entities hereinafter referred to as "affiliates"), and outside directors of the Company. It is intended that certain options granted hereunder will qualify as Incentive Stock Options within the meaning of
Section 422 of the Internal Revenue Code of 1986 as amended (the "Code") ("Incentive Stock Options") and that other options granted hereunder will not be Incentive Stock Options.

    2. STOCK SUBJECT TO THE PLAN.

        (a) Stock Available For Grants of Options and Stock Appreciation Rights ("SARs"). Ten million (10,000,000) shares of the Common Stock of the Company ("Common Stock") have been allocated to the Plan and will be reserved for the grant of options or SARs under the Plan, subject to adjustment under Paragraph 16. The maximum number of options or SARs which may be awarded to a participant under this Plan shall be options for 500,000 shares per year; provided, however, that the Chief Executive Officer of the Company (the "CEO") may be awarded two times that number per year.

        (b) Reservation of Shares. The Company will allocate and reserve in each fiscal year a sufficient number of shares of its Common Stock for issue upon the exercise of options or SARs granted under the Plan. The Company may, in its discretion, use shares held in the Treasury or authorized but unissued shares of Common Stock for the Plan.

        (c) Determination of Shares. Any shares covered by an award (or portion of an award) granted under the Plan, which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan. Any shares withheld for tax withholding obligations shall not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan. If any option is exercised by tendering shares of Common Stock, either actually or by proof of ownership, to the Company as full or partial payment in connection with the exercise of an option under this Plan, only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan. In addition, any shares that relate to options or SARs granted under the Plan which are forfeited back to the Company because of failure to meet an award contingency or condition shall again be available for delivery pursuant to new awards granted under the Plan. Further, shares issued under the Plan through the settlement, assumption or substitution of outstanding awards or through obligations to grant future awards as a condition of the Company acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan. Similarly, any shares that are repurchased by the Company on the open market or in private transactions, may be added to the aggregate number of shares available for delivery under the Plan, so long as the aggregate price paid for such repurchased shares does not exceed the cumulative amount received in cash by the Company for the exercise of options or issuance of awards granted under the Plan. In no event shall more than ten million (10,000,000) shares be available for granting Incentive Stock Options.

    3. ADMINISTRATION. The Plan shall be administered by the Committee referred to in Paragraph 4 (the "Committee"). Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options and SARs shall be granted and the number of shares to be subject to each option or SAR. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's (or any affiliate's) success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option and SAR agreements (which need not be identical) and to make all other determinations which the Committee believes necessary or advisable for the proper administration of the Plan. The Committee's determinations on matters relating to the Plan shall be final and conclusive on the Company and all participants. The Committee may, in its discretion, delegate to the CEO the authority to determine the individuals to whom, and the time or times at which and terms upon which, options and SARs shall be granted and the number of shares to be

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subject to each option or SAR; provided, however, that the Committee may not delegate such authority to the CEO with respect to employees of the Company who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 as amended (the "1934 Act").

    4. THE COMMITTEE. The Committee shall consist of two or more non-employee directors as defined in Rule 16b-3 under the 1934 Act or any successor Rule. In the event the Committee shall no longer meet the qualification requirements set forth above, the Board of Directors of the Company shall appoint a new committee to administer the Plan, whose members shall cause the committee to qualify under the transaction approval requirements of Rule 16b-3. The Committee shall have the authority to appoint a subcommittee whose members qualify as "outside" directors under
Section 162(m) of the Code and the regulations thereunder, to administer awards under the Plan to the extent required to meet the requirements of
Section 162(m) of the Code and the regulations thereunder.

    5. ELIGIBILITY. The Committee's powers and authority to award options (including Incentive Stock Options) and SARs include, but are not limited to, selecting individuals who are key employees of the Company, subsidiaries, or its affiliates and outside directors of the Company, provided, that Incentive Stock Options may only be awarded to key employees of the Company or its subsidiaries.

    6. OPTION PRICES. The purchase price of the Common Stock under each option shall not be less than 100% of the fair market value of the stock at the time of the granting of the option. Such fair market value shall generally be considered to be the mean between the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape for the day the option is granted; provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate.

    7. PAYMENT OF OPTION PRICES. The purchase price is to be paid in full upon the exercise of the option, either (i) in cash, (ii) in the discretion of the Committee, by the tender either actually or by proof of ownership to the Company of shares of the Common Stock of the Company, owned by the optionee and registered in the optionee's name or held for the optionee's benefit by a registered holder, having a fair market value equal to the cash exercise price of the option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided, however, that no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option or an employee stock purchase plan described in Section 423 of the Code, unless
(i) such shares have been held by the optionee for at least one (1) year and (ii) at least two (2) years have elapsed since such option was granted. (The optionee may effect a "cashless exercise" of an option in lieu of directly paying the option price in cash or shares owned by the optionee, provided that such "cashless exercise" is facilitated through a third party, other than the Company, in accordance with the rules and procedures adopted by the Committee.) The cash proceeds from sales of stock subject to option are to be added to the general funds of the Company and used for its general corporate purposes. The shares of Common Stock of the Company received by the Company as payment of the option price are to be added to the shares of the Common Stock of the Company held in its Treasury. Upon exercise of an option which is not an Incentive Stock Option by an optionee who is a reporting person under Section 16(a) of the 1934 Act, the Company shall, as required by applicable law, withhold sufficient shares to satisfy the Company's obligation to withhold for federal and state taxes on such exercise, provided that prior to such exercise, the Committee may approve in advance an alternative method of withholding. Upon exercise of an option which is not an Incentive Stock Option by an optionee who is not a reporting person under Section 16(a) of the 1934 Act, the Committee may, in its discretion, in lieu of withholding cash otherwise payable to such person, withhold sufficient shares to satisfy the Company's obligation to withhold for federal and state taxes on such exercise.

    8. OPTION AMOUNTS. The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Paragraph 6 hereof) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed the amount specified in Section 422(d) of the Code.

    9. EXERCISE OF OPTIONS. The term of each option shall be not more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in Paragraph 10 hereof. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in Paragraphs 10 and 11 hereof, no option may be exercised at any time unless the optionee is then a director of the Company or an employee of the Company, its subsidiaries or affiliates and has been so engaged or employed continuously since the granting of

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
the option. The holder of an option shall have none of the rights of a stockholder with respect to the shares subject to option until such shares shall be issued to such holder upon the exercise of the option. Notwithstanding the foregoing, in the event of a Change of Control (as hereinafter defined) all options shall become fully exercisable. For this purpose, a "Change of Control" shall mean:

        (a) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of
    Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of 20% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

        (b) Individuals who, as of the date of the adoption of the Plan, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors) shall be, for purposes of this paragraph, considered as though such person were a member of the Incumbent Board; or

        (c) Approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation would not immediately thereafter own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

    10. TERMINATION OF EMPLOYMENT OR SERVICE AS AN OUTSIDE DIRECTOR. Any option issued hereunder must be exercised prior to the optionee's termination of employment with the Company (or service as an outside director of the Company), a subsidiary or any affiliate, except that if the employment of an optionee (other than an outside director of the Company) terminates with the consent and approval of the optionee's employer, the Committee in its absolute discretion may permit the optionee to exercise the option, to the extent that the optionee was entitled to exercise it at the date of such termination of employment, at any time within three (3) months after such termination, but not after ten (10) years from the date of the granting thereof. In addition, in the event the Company, a subsidiary or an affiliate divests itself of all its interest in a subsidiary or an affiliate, all outstanding options held by an optionee employed by such divested subsidiary or affiliate may be exercised by such optionee at any time within three (3) months after such divestiture, but not after ten (10) years from the date on which such options were granted. In addition, all outstanding options held by an optionee who terminates employment (or service as an outside director of the Company) on account of retirement (as determined by the Committee) shall be fully exercisable at any time within five (5) years after such retirement, but not after ten
(10) years from the date on which such options were granted. If the optionee terminates employment (or service as an outside director) on account of disability, the optionee may exercise such option, to the extent the optionee was entitled to exercise it at the date of such termination, at any time within one (1) year of the termination of employment (or service) but not after ten (10) years from the date of the granting thereof. For this purpose, a person shall be deemed to be disabled if he or she is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, means that he or she is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of not less than twelve (12) months. A person shall be considered disabled only if he or she furnishes such proof of disability as the Committee may require. Options granted under the Plan shall not be affected by any change of employment so long as the optionee continues to be an employee of the Company or a subsidiary thereof or, in the case of SARs or options which are not Incentive Stock Options, an affiliate of the Company. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company (or service as an outside director of the Company) or any subsidiary or affiliate or interfere in any way with the right of the Company or any subsidiary or affiliate thereof to terminate his or her employment at any time.

    11. DEATH. In the event of the death of an optionee under the Plan while he or she is employed by the Company (or a subsidiary or affiliate of the Company) or while he or she is serving as an outside director of the Company, the options or SARs held by the optionee at death shall become fully vested immediately and may be exercised by a legatee or legatees under the optionee's last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after ten (10) years from the date of granting thereof. In the event of the death of an optionee within three months after termination of employment or service as an outside director of the Company (or one (1) year in the case of the termination (or service) of an optionee who is disabled as above provided or five (5) years in the case of termination of employment (or service) on account of retirement, as provided in paragraph 10 above) the option or SAR theretofore granted may be exercised, to the extent exercisable at the date of death, by a legatee or legatees under the optionee's last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after ten
(10) years from the date of granting thereof.

    12. NON-TRANSFERABILITY OF OPTIONS. Each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of an optionee, only by such optionee; provided, however, that the Committee may, in its sole discretion, permit an optionee to transfer a non-qualified stock option, or cause the Company to grant a non-qualified stock option that would otherwise be granted to a person described in Paragraph 5 (an "Eligible Optionee"), to any one or more of the following: an Eligible Optionee's descendant, spouse, descendant of a spouse, spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing, or of such Eligible Optionee, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. Any such option so transferred or granted directly to the aforementioned persons, trusts or entities in respect of an Eligible Optionee shall be subject to the provisions of Paragraph 10 concerning the exercisability during the Eligible Optionee's employment or service as an outside director of the Company.

    13. SUCCESSIVE OPTION GRANTS. Successive option grants may be made to any holder of options under the Plan.

    14. REGISTRATION. Each option under the Plan shall be granted only on the condition that the Company maintain with the Securities and Exchange Commission a registration statement for all Common Stock that can be purchased thereunder. In the event that the Company fails to maintain a registration statement for this Common Stock, the right to purchase this Common Stock through the exercise of options granted under the Plan will be suspended immediately.

    15. STOCK APPRECIATION RIGHTS.

        (a) Grant. The Committee, in its discretion, may grant under the Plan a SAR for any number of shares. Each SAR granted shall specify a time period for exercise of such SAR. In addition, the Committee may grant to an optionee an alternative SAR for all or any part of the number of shares covered by options. If an alternative SAR is granted, the SAR agreement shall specify the options in respect of which the alternative SAR is granted. Any subsequent exercise of specified options by the holder thereof shall reduce the alternative SAR by the same number of shares as to which the options are exercised. Any exercise of the alternative SAR shall reduce the holder's specified options by the same number of shares as to which the SAR is exercised. An alternative SAR granted to an option holder shall specify a time period for exercise of such SAR, which time period may not extend beyond, but may be less than, the time period during which the corresponding options may be exercised. The failure of the holder of the alternative SAR to exercise such SAR within the time period specified shall not reduce the holder's option rights. The Committee may later grant to the holder of an option that is not an Incentive Stock Option an alternative SAR covering all or a portion of such shares, provided, however, that the aggregate amount of all shares covered by an alternative SAR held by an option holder shall at no time exceed the total number of shares covered by such holder's unexercised options.

        (b) Exercise. A SAR shall be exercised by the delivery to the Company of a written notice which shall state that the individual elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR award amount (hereinafter defined) the holder thereof requests be paid in cash and what portion, if any, the holder requests be paid in Common Stock of the Company. The Committee promptly shall cause to be paid to such holder the SAR award amount either in cash, in Common Stock of the Company, or any combination of cash and stock as it may determine. Such determination may be either in accordance with the request made by the holder of the SAR or otherwise, in the sole discretion of the Committee. The SAR award amount is (i) the excess of the price of one share of the Company's Common Stock on the date of exercise over (A) the per share price of the Company's Common Stock on the date the SAR was granted or (B) in the case of an alternative SAR, the per share option price for the option in respect of which the alternative SAR was granted multiplied by (ii) the number of shares as to which the SAR is exercised. For the purposes hereof the price of one share of the Company's Common Stock on the date of exercise and on the date of the grant shall be the mean between the high and low prices of the Company's Common Stock on the New York Stock Exchange Composite Tape on such dates provided that the Committee may adopt any other criterion for the determination of such price as it may determine to be appropriate.

        (c) Other Provisions of Plan Applicable. All provisions of the Plan applicable to options granted hereunder shall apply with equal effect to SARs. Not in limitation of the prior sentence, it is expressly provided that no SAR shall be transferable otherwise than by will or the laws of descent and distribution and a SAR may be exercised during the lifetime of the holder thereof only by such holder.

    16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CORPORATE ACQUISITIONS. Notwithstanding any other provisions of the Plan, the option and SAR agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option or SAR, the option prices and SAR exercise amounts in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options and SARs may be granted to any individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company, a subsidiary or an affiliate, enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant options or SARs to employees or former employees of such corporation in substitution of options or SARs previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

    17. AMENDMENT AND TERMINATION. The Board or the Committee may at any time terminate the Plan or make such modifications of the Plan as they shall deem advisable; provided, however, that the Board or the Committee may not, without further approval by the holders of Common Stock, make any modifications which, by applicable law or rule, require such approval. No termination or amendment of the Plan may, without the consent of the optionee to whom any option or SAR shall theretofore have been granted, adversely affect the rights of such optionee under such option or SAR.

    18. EFFECTIVENESS OF THE PLAN. The Plan will become effective upon adoption by the Board of Directors of the Company on November 6, 2001, subject to approval of the Plan by the stockholders of the Company within twelve (12) months of such date. Options and SARs may be granted before such stockholder approval (but may not be exercisable before such approval), and if such approval is not obtained, this Plan and such options and SARs shall be void and of no force or effect.

    19. TIME OF GRANTING OF OPTIONS OR SARS. An option or SAR grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, or the CEO, as the case may be, makes an award of an option or SAR to an eligible employee of the Company or one of its subsidiaries or affiliates or to an outside director of the Company, provided that such option or SAR is evidenced by a written option or SAR agreement duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the Committee or CEO action.

    20. TERM OF PLAN. The Plan shall terminate ten (10) years after the date on which it was initially approved and adopted by the Board as set forth under Paragraph 18 and no option or SAR shall be granted hereunder after the expiration of such ten-year period. Options or SARs outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

                                   * * *

    The foregoing Plan was adopted by the Board of Directors of the Company on November 6, 2001.

                                     [LOGO]
                                     EMERSON


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned does hereby appoint C. F. KNIGHT, W. W. WITHERS, and
H. M. SMITH, or any of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Stockholders of EMERSON ELECTRIC CO., to be held on February 5, 2002, commencing at 10:00 A.M., St. Louis Time, at the headquarters of the Company at 8000 West Florissant Avenue, St. Louis, Missouri, and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting.


               (Continued, and to be signed, on the other side)

                             FOLD AND DETACH HERE
------------------------------------------------------------------------------

                                    [LOGO]
                                   EMERSON

                               ADMISSION TICKET


                        ANNUAL MEETING OF STOCKHOLDERS

                          Tuesday, February 5, 2002
                                  10:00 A.M.
                      Emerson Electric Co. Headquarters
                          8000 W. Florissant Avenue
                             St. Louis, MO 63136


                    ======================================

                          PLEASE PRESENT THIS TICKET
                           AT THE REGISTRATION DESK
                                 UPON ARRIVAL
NON-TRANSFERABLE
                    ======================================

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION   Please mark
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2      your vote as
AND AGAINST PROPOSAL 3.                                      indicated in
                                                             this example /X/


MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
                             ---

1.       ELECTION OF DIRECTORS

             FOR all nominees                      WITHHOLD
            listed to the right                    AUTHORITY
             (except as marked             to vote for all nominees
              to the contrary)                listed to the right
                    / /                               / /

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

01  D. N. Farr        02  D. C. Farrell      03  W. J. Galvin
04  R. B. Horton      05  C. A. Peters       06  J. W. Prueher


MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
                             ---

2.       PROPOSAL TO APPROVE THE 2001 STOCK OPTION PLAN

         FOR                     AGAINST               ABSTAIN
         / /                       / /                   / /


MANAGEMENT RECOMMENDS A VOTE AGAINST THE FOLLOWING:
                             -------

3.       STOCKHOLDERS' PROPOSAL ON SEXUAL ORIENTATION

               FOR               AGAINST               ABSTAIN
               / /                 / /                   / /

I PLAN TO ATTEND THE ANNUAL MEETING     / /

The undersigned hereby acknowledges receipt of Notice of said Annual Meeting and accompanying Proxy Statement, each dated December 12, 2001.

-------------------------     -------------------------     ------------------
SIGNATURE                     SIGNATURE                     DATE

(IF STOCK IS OWNED IN JOINT NAMES ALL OWNERS MUST SIGN)

                             FOLD AND DETACH HERE
------------------------------------------------------------------------------

              -------------------------------------------------
                      YOU CAN VOTE IN ONE OF THREE WAYS:
              -------------------------------------------------


     1. Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day - 7 days a week.

                   There is NO CHARGE to you for this call.

                                      OR
                                      --

   2. Vote by Internet at our Internet Address: http://www.eproxy.com/emr.

                                      OR
                                      --

        3. Mark, sign and date your proxy card and return promptly in the enclosed envelope.


------------------------------------------------------------------------------

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE FOLLOW THESE DIRECTIONS:

         READ THE ACCOMPANYING PROXY STATEMENT.

         HAVE YOUR PROXY CARD IN HAND.

         You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form.

         YOU DO NOT NEED TO RETURN A PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

------------------------------------------------------------------------------

                             THANK YOU FOR VOTING

PLEASE ADMIT:

                                           ==================================

                                                     CONTROL NUMBER

                                           ==================================

                                   APPENDIX


     Page 14 of the printed Proxy contain a Performance Graph. The information contained in the graph appears in the table immediately following the graph.